2014-12-18, 13:08:59, EST

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Chase.G	Issuer:	TransGlobe Ener	Security	Common Sha

Transaction Number	2578683
Security designation	Common Shares
Opening balance of securities held	33241
Date of transaction	2014-12-15
Nature of transaction	10-Acquisition or disposition in the public market
Number or value or securities	5000
Acquired
Unit price or exercise price	3.9050	Currency	Canadian Dollar

Closing balance of securities held	38241	Insider’s
		calculated
		balance
Filing date/time	2014-12-18
	13:08:54 EST
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities

2014-12-18, 15:36:08, EST

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Mac Dougall.G	Issuer:	TransGlobe Ener	Security	Common Sha

Transaction Number	2578900
Security designation	Common Shares
Opening balance of securities held	15000
Date of transaction	2014-12-18
Nature of transaction	10-Acquisition or disposition in the public market
Number or value or securities	12800
Acquired
Unit price or exercise price	3.8900	Currency	Canadian Dollar

Closing balance of securities held	27800	Insider’s
		calculated
		balance
Filing date/time	2014-12-18
	15:36:06 EST
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities